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                                                                    Exhibit 10.3


                                   FORM OF

                        CITIZENS NATIONAL BANK OF TEXAS
                        INCENTIVE STOCK OPTION AGREEMENT

     This Incentive Stock Option Agreement ("Option Agreement") is between Citizens National Bank of Texas, a national banking association (the "Bank"), and ______________ (the "Optionee").

                                  WITNESSETH:

     WHEREAS, the Bank has heretofore adopted the Citizens National Bank of Texas 199__ Stock Option Plan (the "Plan") for the purpose of providing employees of the Bank with additional incentive to promote the success of the business, to increase their proprietary interest in the success of the Bank, and to encourage them to remain in its employ; and

     WHEREAS, the Bank, acting through the Compensation Committee of its Board of Directors (the "Committee"), has determined that its interests will be advanced by the issuance to Optionee of an incentive stock option under the Plan;

     NOW THEREFORE, for and in consideration of these premises it is agreed as follows:

     1. Option. Subject to the terms and conditions contained herein, the Bank hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Bank five thousand shares of the Bank's common stock, $___ par value ("Common Stock"), at a price of $__.00 per share, which is deemed to be not less that the fair market value of the Common Stock at the date of grant of this Option.

     2. Option Period. The option herein granted may be exercised by Optionee in whole or in part at any time during a ten year period, which period shall in no event exceed a ten (10) year period beginning on the date of this Option Agreement (the "Option Period"), subject to the limitation that said Option shall not be exercisable for more that a percentage of the aggregate number of shares offered by this Option determined by the number of full years of employment with the Bank or a subsidiary from the effective date of the Optionee's grant, to the date of such exercise, in accordance with the following schedule:

     After three years can exercise twenty percent, if still employed by Citizens National Bank of Texas.
     After four years can exercise twenty percent more, if still employed by Citizens National Bank of Texas.
     After five years can exercise twenty percent more if still employed by Citizens National Bank of Texas.

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     After six years can exercise all, if still employed by Citizens National
     Bank of Texas.

Notwithstanding anything in this Option Agreement to the contrary, the Committee, in its sole discretion may waive the foregoing schedule of vesting and upon written notice to the Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable.

     3. Procedure for Exercise. The Option herein granted may be exercised by written notice by Optionee to the Secretary of the Bank setting forth the number of shares of Common Stock with respect to which the Option is to be exercised accompanied by payment for the shares to be purchased, and specifying the address to which the certificate for such shares is to be mailed. Payment shall be by means of cash, or cashier's check, bank draft, postal or express money order payable to the order of the Bank, or at the option of the Optionee, in Common Stock theretofore owned by such Optionee (or a combination of cash and Common Stock). As promptly as practicable after receipt of such written notification and payment, the Bank shall deliver to Optionee certificates for the number of shares of Common Stock with respect to which such Option has been so exercised.

       4. Termination of Employment. If Optionee's employment with the Bank is terminated during the Option Period for any reason other than death or disability, options granted to him which are not exercisable on such date thereupon terminate. Any options which are exercisable on the date of his termination of employment may be exercised by Optionee during a three month period beginning on such date; provided however, if an Optionee's employment is terminated because of the Optionee's theft or embezzlement from the Bank, disclosure of trade secrets of the Bank or the commission of a willful, felonious act while in the employment of the Bank, then any option or unexercised portion thereof granted to said Optionee shall expire upon such termination of employment.

     5. Disability or Death. If Optionee's employment with the bank is terminated by his disability or death, all options hereunder exercisable at the date of such disability or death shall be thereafter exercisable by Optionee, his executor or administrator, or the person or persons to whom his rights under this Option Agreement shall pass by will or by the laws of descent and distribution, as the case may be, for a period of three months from the date of Optionee's disability or death, unless this Option Agreement should earlier terminate in accordance with its other terms. In no event may any option be exercised after the end of the Option Period. Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Bank by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

     6. Transferability. This option shall not be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by him. Any heir or legatee of Optionee shall

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take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Bank unless the Bank shall have been furnished with'written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

     7. No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the date of issuance of a certificate for shares of Common Stock purchased pursuant to this Option Agreement. Until such time, Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Bank. Except as provided in paragraph 9 hereof, no adjustment shall be made for dividend (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which the Optionee shall have been issued share certificates, as provided hereinabove.

     8. Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Bank or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Bank's capital structure or its business, or any merger or consolidation of the Bank, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Bank, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the Bank recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of any option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. If the Bank shall not be the surviving entity upon the occurrence of a Fundamental Change, the Options granted hereunder shall be governed by subparagraph 6(j) of the Plan.

       9. Change in Capital Structure. If the outstanding shares of Common Stock of the Bank shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any options theretofore granted, and the Option prices, shall be appropriately and equitable adjusted so as to maintain the proportionate number of shares without changing the aggregate Option price.

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       10.  Compliance with Securities Laws.  Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under paragraph 6) will enter into such written representations, warranties and agreements as the Bank may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

       11. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise the Option(s) granted hereby, and that the Bank will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option(s) or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Bank of any provision of any law or regulation of any governmental authority.

     12. Resolution of Disputes. As a condition of the granting of the Option hereby, the Optionee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Bank, Optionee, his heirs and personal representatives.

     13. Stockholder Agreement. Optionee, or the Optionee's representative upon the Optionee's death, prior to the exercise of an option granted hereunder, agrees to enter into the Bank's Stockholders Agreement.

     14. Legends on Certificate. The certificate representing the shares of Common Stock purchased by exercise of any Option will be stamped or otherwise imprinted with legends in such form as the Bank or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Bank will reflect stop-transfer instructions with respect to such shares.

     15. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to Citizens National Bank of Texas, P. O. Box 20, Bellaire, Texas 77402, Attention: Secretary. Any notice given by the Bank to Optionee directed to him at his address on file with the Bank shall be effective to bind him and any other person who shall acquire rights hereunder. The Bank shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination' of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

     16. Construction and Interpretation. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of paragraph 6 hereof, may be transferred, the word

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"Optionee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

     17. Notice of Disposition. If Optionee disposes of any shares of Common Stock acquired pursuant to the exercise of an Option granted hereunder prior to the earlier of (i) two years from the date of this Option Agreement of (ii) one year from the date the shares of Common Stock were acquired, Optionee shall notify the Bank of such disposition within ten days of its occurrence and deliver to the Bank any amount of federal or state income tax withholdings required by law. Payment of the withholding shall be made in accordance with
Section 11 of the Plan. If the Optionee fails to pay the withholding tax, the Bank is authorized to withhold from any cash remuneration then or thereafter payable to the Optionee any tax required to be withheld by reason of any disposition named herein.

     18. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

     19. Employment Relationship. Employees shall be considered to be in the employment of the Bank as long as they remain employees of the Bank or a parent or subsidiary corporation (as defined in Section 425 of the Internal Revenue Code of 1986, as amended). Any questions as to whether and when there has been a termination of such employment and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

     20. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Bank and all persons lawfully claiming under Optionee.

     IN WITNESS WHEREOF, this Option Agreement has been executed as of the _________ day of ___________, 199__.

                              CITIZENS NATIONAL BANK OF TEXAS


                              By:_________________________________
ATTEST:

Secretary

OPTIONEE:

_____________________________

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